UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 18, 2011

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(b) On January 18, 2011 the Board of Directors of Pier 1 Imports, Inc. (the “Company”) appointed Laura A. Coffey to serve as the Senior Vice President of the Company’s newly created Business Development and Strategic Planning Department. As a result of the appointment, Mrs. Coffey will no longer serve as the Company’s Principal Accounting Officer.

(c) In conjunction with the events described in Item 5.02 (b) above, the Board of Directors of the Company on January 18, 2011 named Darla D. Ramirez as the Company’s Principal Accounting Officer. Mrs. Ramirez, age 48, has served in the following positions with one or more of the Company’s subsidiaries: Senior Manager of Accounts Payable effective 2005, Director of Payroll effective 2007, Director of Accounting Operations effective 2008, Director of Finance effective 2010 and Vice President – Controller effective 2011.

(d) Also, on January 18, 2011 the Company’s Board of Directors, pursuant to the authority delegated to the Board of Directors by the Company’s bylaws, approved an increase in the size of the Board of Directors from five directors to seven directors and elected to the Board of Directors Hamish A. Dodds and Brendan Hoffman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	January 18, 2011	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary